REWARD ENTERPRISES CLOSES MERGER November 23, 2004 9:30:00 AM ET


Houston, TX.--(BUSINESS WIRE)--November 23, 2004--Reward Enterprises, Inc. RWRD announced today that it has closed its merger with Consumers Choice Financial Services, Inc. of Houston, Texas.


Consumers Choice C.E.O. Jeff Fisher stated today, "I am excited about our opportunity to build a diversified financial services company. Our business model calls for internet and relationship marketing over traditional brick and mortar relationship banks. We will strive to capture market share in our chosen niche, that of sub-prime consumers in the auto, mortgage and credit card lending segment. We hope to expand our client relationships to include insurance, financial planning and other financial services in the future."

Mr. Fisher has been appointed director and C.E.O. of Reward Enterprises, Inc., effective immediately.

Consumers Choice is a start-up consumer financial services company with operations in debt-buying and sub-prime consumer lending. Based in Houston, Consumers Choice has an aggressively growth plan that includes a bank charter for issuing credit cards to targeted sub-prime consumers.

For further information now on Consumers Choice Financial Services, Inc. please visit their web site at www.consumerschoicefinancialservices.com.

FORWARD LOOKING STATEMENTS:


Statements about the company's future expectations, including revenues and earnings and all other statements in this press release other than historical facts are "forward looking statements" within the meaning of section 27A of the Capital Securities Act of 1933, section 21E of the Securities Exchange act of 1934, and as the term defined in the Private Litigation Reform Act of 1995. The Company's actual results could differ materially from expected results. The company undertakes no obligation to update forward looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this press release, the company will appropriately inform the public.

Contact Information:

Consumers Choice Financial Services, Inc.  (713) 937-1117

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(C) 2004 BusinessWire

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